Exhibit 23.3


Consent of Independent Auditors

We consent to the incorporation by reference in Warren Bancorp, Inc.'s registration statement on Form S-8 of our report dated January 23, 1997, relating to the consolidated balance sheet of Warren Bancorp, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of operation, changes in stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1996, which report appears in the December 31, 1997 annual report on Form 10-K/A of Warren Bancorp, Inc.



                                        /s/ KPMG Peat Marwick LLP
                                        ------------------------------------
                                        KPMG Peat Marwick LLP



Boston, Massachusetts
June 8, 1998